SECURITY  AGREEMENT
                             -------------------


1.     Identification.
       --------------

     This Security Agreement (the "Agreement"), dated for identification purposes only May 3, 2001, is entered into by and between Go Online Networks Corporation, a Delaware corporation ("Debtor"), Joseph M. Naughton (referred to herein individually as "Shareholder") and Laurus Master Fund Ltd. (the "Lender").

2.     Recitals.
       --------

     2.1     The  Lender  has  made  a  loan  to  Debtor  (the  "Loan").

     2.2 The Loan is evidenced by a certain Secured Convertible Note in the principal amount of $500,000 ("Note") and executed by Debtor as the "Borrower" thereof, for the benefit of Lender as the "Holder" thereof.

     2.3 In order to induce Lender to make the Loan, and as security for Debtor's performance of its obligations under the Note and as security for the repayment of the Loan and any and all other sums due from Debtor to Lender whether arising under the Note issued pursuant to a Subscription Agreement entered into between Debtor and Lender relating to the Note (the "Subscription Agreement"), or pursuant to other written instruments and agreements entered into by the Debtor and Lender, whether before or after the date hereof, and further specifically including all of the Debtor's obligations arising under the Note and the Subscription Agreement relating thereto (collectively, the "Obligations"), Debtor and Shareholder for good and valuable consideration, receipt of which is acknowledged, have agreed to grant to the Lender, a security interest in the Collateral (as such term is hereinafter defined), on the terms and conditions hereinafter set forth.

     Defined  Terms.  The  following  defined  terms  which  are  defined in the
     --------------
Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, General Intangibles, Instruments, Inventory and Proceeds.

3.     Grant  of  General  Security  Interest  in  Collateral.
       ------------------------------------------------------

     3.1 As security for the Obligations, Debtor and Shareholder hereby grant the Lender a security interest in the Collateral.

     3.2     "Collateral"  shall  mean  all  of  the  following  property of the
Shareholder: the common stock of the Debtor as set forth on Schedule A hereto, together with medallion signature guaranteed stock powers ("Security Shares"). Such additional Collateral shall include, but not be limited to, all the Shareholder right, title and interest in and to the Security Shares, together with the proceeds of any sale, exchange, liquidation or other disposition, whether voluntary or involuntary, and including but not limited to any securities, Instruments, and all benefits and entitlements evidenced by or arising out of the Security Shares and all other securities, Instruments and other property (whether real or personal, tangible or intangible) issued or accepted in substitution for, or in addition to, the foregoing, and all dividends, interest, cash, instruments, distributions, income, securities and any other property (whether real or personal, tangible or intangible) at any time received, receivable or otherwise distributed in respect of, or in exchange for, the foregoing, whether now owned or hereafter acquired, and any and all improvements, additions, replacements, substitutions and any and all Proceeds arising out of or derived from the foregoing.

3.3     "Collateral"  shall  also  mean all of the following property of Debtor:

     (a) All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of the Kiosks described on Schedule B hereto and with respect thereto the accounts existing and future leasehold interests in the Kiosks;

          (b) All present and future books and records relating to any of the above; and

          (c) All products and proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.

     3.4 The Lender is hereby specifically authorized to transfer any Collateral into the name of the Lender and to take any and all action deemed advisable to the Lender to remove any transfer restrictions affecting the Collateral.

4.     Perfection  of  Security  Interest.
       ----------------------------------

     Debtor and Shareholder shall execute and deliver to the Lender the Security Shares and corresponding signature guaranteed medallion stock powers, and UCC-1 Financing Statements ("Financing Statements") assigning to the Lender security interests in Debtor's and Shareholder's right, title and interest in and to the Collateral. Debtor and Shareholder hereby authorize the Lender to file Financing Statements at the Debtor's expense, in such filing locations as the Lender deems appropriate. Debtor agrees, at Debtor's expense, to file the Financing Statements with all jurisdictions necessary for the perfection of the security interest by Lender, in connection with the Collateral (other than the Security Shares) within thirty days of the date of this Agreement and provide satisfactory proof of filing to Lender. Failure by Debtor to make such filings shall be deemed an Event of Default under this Agreement and an Event of Default under Article III of the Note, for which no notice to cure or cure period is provided.

5.     Distribution  on  Liquidation.
       -----------------------------

     5.1 If any sum is paid as a liquidating distribution on or with respect to the Collateral, Shareholder shall accept same in trust for the Lender and shall deliver same to the Lender to be applied to the Obligations then due, in accordance with the terms of the Note.

     5.2 Prior to any Event of Default (as defined herein), Shareholder shall be entitled to exercise all voting power pertaining to any of the Collateral, provided such exercise is not contrary to the interests of the Lender and does not impair the Collateral.

6.     Further  Action  By  Debtor;  Covenants  and  Warranties.
       --------------------------------------------------------

     6.1 Lender at all times shall have a perfected security interest in the Collateral which shall be prior to any other unperfected interest therein. Subject to the security interest described herein, Debtor and Shareholder, as the case may be, have and will continue to have full title to the Collateral free from any liens, leases, encumbrances, judgments or other claims. Lender's security interest in the Collateral constitutes and will continue to constitute a first, prior and indefeasible security interest in favor of Lender. Debtor and Shareholder will do all acts and things, and will execute and file all instruments (including, but not limited to, security agreements, financing statements, continuation statements, etc.) reasonably requested by Lender to establish, maintain and continue the perfected security interest of Lender in the Collateral, and will promptly on demand, pay all costs and expenses of filing and recording, including the costs of any searches deemed necessary by Lender from time to time to establish and determine the validity and the continuing priority of the security interest of Lender, and also pay all other claims and charges that in the opinion of Lender might prejudice, imperil or otherwise affect the Collateral or its security interest therein.

     6.2 Debtor and Shareholder will not sell, transfer, assign or pledge those items of Collateral and Debtor and Shareholder will not allow any such items to be sold, transferred, assigned or pledged, without the prior written consent of Lender. Although Proceeds of Collateral are covered by this Security Agreement, this shall not be construed to mean that Lender consents to any sale of the Collateral.

     6.3 Debtor and Shareholder will, at all reasonable times, allow Lender or its representatives free and complete access to all of Debtor 's and Shareholder's records which in any way relate to the Collateral, for such inspection and examination as Lender deems necessary.

     6.4 Debtor and Shareholder, at their sole cost and expense, will protect and defend this Security Agreement, all of the rights of Lender hereunder, and the Collateral against the claims and demands of all other parties.

     6.5 Debtor and Shareholder will promptly notify Lender of any levy, distraint or other seizure by legal process or otherwise of any part of the Collateral, and of any threatened or filed claims or proceedings that might in any way affect or impair any of the rights of Lender under this Security Agreement.

     6.6 Debtor and Shareholder, at their own expense, will maintain presently in force insurance policies covering losses or damage to those items of Collateral which constitute physical personal property, if any. Upon the occurrence of an Event of Default, Company and Shareholder shall make the Lender a loss payee thereon. Lender is hereby irrevocably appointed Debtor's and Shareholder's attorney-in-fact to endorse any check or draft that may be payable to Debtor or Shareholder, so that Lender may collect the proceeds payable for any loss under such insurance. The proceeds of such insurance, less any costs and expenses incurred or paid by Lender in the collection thereof, shall be applied either toward the cost of the repair or replacement of the items damaged or destroyed, or on account of any sums secured hereby, whether or not then due or payable.

     6.7 Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all amounts, costs, expenses and liabilities herein agreed to be paid or performed by Debtor and Shareholder, and all amounts expended by Lender in so doing shall become part of the Obligations secured hereby, and shall be immediately due and payable by Debtor and Shareholder to Lender upon demand and shall bear interest at 18% per annum from the dates of such expenditures until paid.

6.8 Upon the request of Lender, Debtor and Shareholder will furnish within five (5) days thereafter to Lender, or to any permitted assignee of this Security Agreement, a written statement in form satisfactory to Lender, duly acknowledged, certifying the amount of the principal and interest then owing under the Obligations, whether any claims, offsets or defenses exist against the Obligations or against this Security Agreement, or any of the terms and provisions of any other agreement of Debtor or Shareholder securing the Obligations. In connection with any assignment by Lender of this Security Agreement, Debtor and Shareholder hereby agree to cause the insurance policies required hereby to be carried by Debtor and Shareholder, if any, to be endorsed in form satisfactory to Lender or to such assignee, with loss payable clauses in favor of such assignee, and to cause such endorsements to be delivered to Lender within ten (10) calendar days after request therefore by Lender.

     6.9 The Debtor and Shareholder will, at Debtor's expense, make, execute, endorse, acknowledge, file and/or deliver to the Lender from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as the Lender may reasonably require.

     6.10 Shareholder represents and warrants that he is the true and lawful exclusive owner of the Security Shares, free and clear of any liens and encumbrances and acquired the Security Shares for purposes of calculating the holding period for purposes of Rule 144 under the Securities Act of 1933 ("Rule 144") on the dates set forth on Schedule A. Shareholder makes the foregoing representation to the Lender and any transfer agent of the Company's common stock as if originally made to such transfer agent. The Company represents and warrants that it is the true and lawful exclusive owner of the Collateral, free and clear of any liens and encumbrances.

     6.11 Shareholder and Debtor hereby agree not to divest themselves of any right under the Collateral absent prior written approval of the Lender.

     6.12 Debtor and Shareholder will cooperate and provide such certificate, resolutions, representations, legal opinions and all other matters necessary to facilitate a transfer or sale of any part of the Collateral pursuant to Rule 144, or otherwise. Debtor and Shareholder are unaware of any impediment to the resale of the security by the Lender pursuant to Rule 144. Debtor and Shareholder will take no action that would impede or limit the Lender's ability to resell all the Security Shares pursuant to Rule 144.

7.     Power  of  Attorney.
       -------------------

     Debtor and Shareholder hereby irrevocably constitute and appoint the Lender as the true and lawful attorney of Debtor and Shareholder, with full power of substitution, in the place and stead of Debtor and Shareholder and in the name of Debtor and Shareholder or otherwise, at any time or times, in the discretion of the Lender, to take any action and to execute any instrument or document which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement which Debtor or Shareholder fail to take or fail to execute within five (5) business days of the Lender's reasonable request therefor. This power of attorney is coupled with an interest, is irrevocable and shall not be affected by any subsequent disability or incapacity of Debtor or Shareholder.

8.     Performance  By  The  Lender.
       ----------------------------

     If Debtor or Shareholder fails to perform any material covenant, agreement, duty or obligation of Debtor or Shareholder under this Agreement, the Lender may, at any time or times in its discretion, take action to effect performance of such obligation. All reasonable expenses of the Lender incurred in connection with the foregoing authorization shall be payable by Debtor and Shareholder as provided in Paragraph 12.1 hereof. No discretionary right, remedy or power granted to the Lender under any part of this Agreement shall be deemed to impose any obligation whatsoever on the Lender with respect thereto, such rights, remedies and powers being solely for the protection of the Lender.

9.     Event  of  Default.
       ------------------

     An event of default ("Event of Default") shall be deemed to have occurred hereunder upon the occurrence of any event of default as defined in the Note or Subscription Agreement. Upon and after any Event of Default, after the applicable cure period, if any, any or all of the Obligations shall become immediately due and payable at the option of the Lender, for the benefit of the Lender, and the Lender may dispose of Collateral as provided below. A default by Debtor or Shareholder of any of their material obligations pursuant to this Agreement including but not limited to the obligations set forth in Section 6 of this Agreement, or a misrepresentation by Debtor or Shareholder of a material fact stated herein, shall be deemed an Event of Default hereunder and an event of default as defined in the Obligations.

10.     Disposition  of  Collateral.
        ---------------------------

     10.1     Upon  and  after  any  Event  of Default which is then continuing,

     (a) The Lender may exercise its rights with respect to each and every component of the Collateral, without regard to the existence of any other security or source of payment for the Obligations or any other component of the Collateral. In addition to other rights and remedies provided for herein or otherwise available to it, the Lender shall have all of the rights and remedies of a lender on default under the Uniform Commercial Code then in effect in the State of New York.

     (b) If any notice to Shareholder of the sale or other disposition of Collateral is required by then applicable law, five (5) days' prior notice (or, if longer, the shortest period of time permitted by then applicable law) to Debtor and Shareholder of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made, shall constitute reasonable notification.

     (c) The Lender is authorized, at any such sale, if the Lender deems it advisable to do so, in order to comply with any applicable securities laws, to restrict the prospective bidders or purchasers to persons who will represent and agree, among other things, that they are purchasing the Collateral for their own account for investment, and not with a view to the distribution or resale thereof, or otherwise to restrict such sale in such other manner as the Lender deems advisable to ensure such compliance. Sales made subject to such restrictions shall be deemed to have been made in a commercially reasonable manner.

     (d) All cash proceeds received by the Lender in respect of any sale, collection or other enforcement or disposition of Collateral, shall be applied (after deduction of any amounts payable to the Lender pursuant to Paragraph 12.1 hereof) against the Obligations. Upon payment in full of all Obligations, Debtor and Shareholder shall be entitled to the return of all Collateral, including cash, which has not been used or applied toward the payment of Obligations or used or applied to any and all costs or expenses of the Lender incurred in connection with the liquidation of the Collateral (unless another person is legally entitled thereto). Any assignment of Collateral by the Lender to Debtor or Shareholder shall be without representation or warranty of any nature whatsoever and wholly without recourse. The Lender may purchase the Collateral and pay for such purchase by offsetting any sums owed to such Lender by Debtor or Shareholder arising under the Obligations or any other source.

     (e) No exercise by the Lender of any right hereby given it, no dealing by the Lender with Debtor, Shareholder or any other person, and no change, impairment or suspension of any right or remedy of the Lender shall in any way affect any of the obligations of Debtor or Shareholder hereunder or any Collateral furnished by Shareholder or give Debtor or Shareholder any recourse against the Lender.

     10.2 The Collateral shall be released to the Debtor and Shareholder upon the sooner of (i) complete satisfaction of the Obligations, or (ii) the timely compliance by the Debtor of its registration obligations set forth in
Section 10.1(iv) of the Subscription Agreement. Notwithstanding anything contained in this Security Agreement, or in the Subscription Agreement to the contrary, the Collateral that has not been released pursuant to this Security Agreement shall be released and returned promptly to the Shareholder upon the effectiveness of the SB-2 registration statement required to be filed by the Company pursuant to Section 10.1(iv) of the Subscription Agreement, provided that no Event of Default has occurred, otherwise the Collateral shall remain subject to this Agreement until the complete satisfaction of the Obligations.

     10.3 The Debtor and Shareholder, individually or collectively may substitute with the Lender prior to the occurrence of an Event of Default a sum of money equal to the greater of (i) the Mandatory Payment as defined in Section
9.2 of the Subscription Agreement, or (ii) all sums due, payable or accruing on the Obligations through the Maturity Date of the Note as substitute Collateral and receive the Collateral in lieu thereof. Said sum of money will be held as Collateral pursuant to this Security Agreement, and shall be deposited in an interest bearing account for the benefit of the Debtor or Shareholder, as the case may be, provided that such Debtor or Shareholder provide to the Lender a taxpayer identification number and other documents reasonably requested by Lender.

11.     Waiver  of  Automatic  Stay.  The Debtor and Shareholder acknowledge and
        ---------------------------
agree that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Debtor or Shareholder, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Lender should be entitled to, among other relief to which the Lender may be entitled under the Note, Security Agreement, Subscription Agreement and any other agreement to which the Debtor, Shareholder, or Lender are parties, (collectively "Loan Documents") and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Lender to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE DEBTOR AND SHAREHOLDER EXPRESSLY WAIVE THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE DEBTOR AND SHAREHOLDER EXPRESSLY ACKNOWLEDGE AND AGREE THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE LENDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Debtor and Shareholder hereby consent to any motion for relief from stay which may be filed by the Lender in any bankruptcy or insolvency proceeding initiated by or against the Debtor and Shareholder, and further agree not to file any opposition to any motion for relief from stay filed by the Lender. The Debtor and Shareholder represent, acknowledge and agree that this provision is a specific and material aspect of this Agreement, and that the Lender would not agree to the terms of this Agreement if this waiver were not a part of this Agreement. The Debtor and Shareholder further represent, acknowledge and agree that this waiver is knowingly, intelligently and voluntarily made, that neither the Lender nor any person acting on behalf of the Lender has made any representations to induce this waiver, that the Debtor and Shareholder have been represented (or has had the opportunity to be represented) in the signing of this Agreement and in the making of this waiver by independent legal counsel selected by the Debtor and Shareholder and that the Debtor and Shareholder have had the opportunity to discuss this waiver with counsel. The Debtor and Shareholder further agree that any bankruptcy or insolvency proceeding initiated by the Debtor or Shareholder will only be brought in courts within the geographic boundaries of New York State.

12.     Miscellaneous.
        -------------

     12.1     Expenses.  Debtor  shall  pay to the Lender, on demand, the amount
              --------
of any and all reasonable expenses, including, without limitation, attorneys' fees, legal expenses and brokers' fees, which the Lender may incur in connection with (a) sale, collection or other enforcement or disposition of Collateral; (b) exercise or enforcement of any the rights, remedies or powers of the Lender hereunder or with respect to any or all of the Obligations; or (c) failure by Debtor or Shareholder to perform and observe any agreements of Debtor or Shareholder contained herein which are performed by the Lender.

     12.2     Waivers,  Amendment  and  Remedies.  No  course  of dealing by the
              ----------------------------------
Lender and no failure by the Lender to exercise, or delay by the Lender in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Lender. No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by Debtor or Shareholder therefrom, shall, in any event, be effective unless contained in a writing signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Lender, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Lender from time to time in such order as the Lender may elect.

     12.3     Notices.  Any  notice or other communications under the provisions
              -------
of this Agreement shall be given in writing and delivered to the recipient in person, by reputable overnight courier or delivery service, by facsimile machine (receipt conformed) with a copy sent by first class mail on the date of transmission, or by registered or certified mail, return receipt requested, directed to its address set forth below (or to any new address of which a party hereto shall have informed the other by the giving of notice in the manner provided herein):

     To  Debtor:               Go  Online  Networks  Corporation
                               5681  Beach  Boulevard,  Suite  101
                               Buena  Park,  CA  90621
                               (714)  736-9488  (Telecopier)


And  for  Informational Purposes  only,  a  copy  to:
                               Cutler  Law  Group
                               610  Newport  Center  Drive,  Suite  800
                               Newport  Beach,  CA  92660
                               Attn:  M.  Richard  Cutler,  Esq.
                               (949)  719-1988  (Telecopier)


     To  Shareholder:          Joseph  M.  Naughton
                               c/o  Go  Online  Networks  Corporation
                               5681  Beach  Boulevard,  Suite  101
                               Buena  Park,  CA  90621
                               (714)  736-9488  (Telecopier)


          To  Lender:          LAURUS  MASTER  FUND,  LTD.
                               A  Cayman  Island  corporation
                               C/o  Onshore  Corporate  Services  Ltd.
                               P.O.  Box  1234  G.T.
                               Queensgate  House,  South  Church  Street
                               Grand  Cayman,  Cayman  Islands
                               Fax:  345-949-9877


And  for  Informational
Purposes  Only,  copy  to:     Barbara  R.  Mittman
                               Grushko  &  Mittman,  P.C.
                               551  Fifth  Avenue,  Suite  1601
                               New  York,  New  York  10176
                               Fax:  (212)  697-3575

Any party may change its address by written notice in accordance with this paragraph.

12.4     Term:  Binding  Effect.  This  Agreement shall (a) remain in full force
         ----------------------
and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon Debtor and Shareholder, and their successors and assigns; and
(c) inure to the benefit of the Lender, for the benefit of the Lender and Lender's respective heirs, legal representatives, successors in title and permitted assigns.

     12.5     Captions.  The  captions  of  Paragraphs, Articles and Sections in
              --------
this Agreement have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

     12.6     Governing  Law;  Venue;  Severability.  This  Agreement  shall  be
              -------------------------------------
governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law, except to the extent that the perfection of the security interest granted hereby in respect of any item of Collateral may be governed by the law of another jurisdiction. Any legal action or proceeding against the Debtor and Shareholder with respect to this Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Debtor and Shareholder hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Debtor and Shareholder hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect.

     12.7     Counterparts/Execution.  This  Agreement  may  be  executed in any
              ----------------------
number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement, as of the date first written above.


"DEBTOR"
GO  ONLINE  NETWORKS  CORPORATION
a  Delaware  corporation

     By:  /s/ Joseph M. Naughton

     Its:  President

                              "SHAREHOLDER"



     /s/ Joseph M. Naughton
         JOSEPH  M.  NAUGHTON



     "THE  LENDER"


     /s/ David Grin
LAURUS  MASTER  FUND  LTD.




THIS SECURITY AGREEMENT MAY BE EXECUTED BY FACSIMILE SIGNATURE AND DELIVERED BY
                        CONFIRMED FACSIMILE TRANSMISSION.

                        SCHEDULE A TO SECURITY AGREEMENT
                        --------------------------------


DEPOSITOR     DEPOSITED  SECURITY  SHARES     STOCK  CERTIFICATE  NUMBERS
---------     ---------------------------     ---------------------------
ACQUISITION  DATE  *
--------------------
JOSEPH  M.  NAUGHTON

     1,340,000  common  shares ($.001 par value per share) of Go Online Networks
     ---------------------------------------------------------------------------
Corporation     3167     6/28/00
 ----------     ----     -------
JOSEPH  M.  NAUGHTON

     960,000  common  shares  ($.001  par value per share) of Go Online Networks
     ---------------------------------------------------------------------------
Corporation     3304     1/12/01
   --------     ----     -------



* EACH OF THE DEPOSITED SECURITY SHARES WAS INITIALLY ISSUED ON THE ACQUISITION DATE AND FULLY PAID FOR AS OF THE ACQUISITION DATE.

                        SCHEDULE B TO SECURITY AGREEMENT
                        --------------------------------


                              "KIOSK DESCRIPTIONS"